Exhibit 10.1.7
SIXTH AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
          THIS SIXTH AMENDING AGREEMENT is made effective as of April 11, 2008,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement dated September 21, 2004, as amended by the First Amending Agreement dated May 25, 2006, the Second Amending Agreement dated March 8, 2007, the Third Amending Agreement dated September 12, 2007, the Fourth Amending Agreement dated November 14, 2007, and the Fifth Amending Agreement dated January 4, 2008, between the Borrower and CIBC (collectively, the “Credit Agreement”), CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
          In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Sixth Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendment Date. Unless otherwise indicated, the amendments contained herein shall be effective as of the date of this Sixth Amending Agreement (the “Amendment Date”).

3.	Amendments. Subject to completion of the deliveries set out in Section 6 below and effective as of the Amendment Date, the Credit Agreement is amended as follows:
(a)	Section 3.6(b)(ii)(B) of the Credit Agreement shall be deleted and replaced with the following:

“(B) Scheduled U.S. Principal Repayments. The Borrower shall make a principal repayment of the U.S. Term Loan in the amount of U.S. $2,000,000 on May 1, 2008, the remaining Aggregate Principal Amount of the U.S. Term Loan will be unconditionally and irrevocably paid by the Borrower in full, together with all accrued but unpaid interest thereon and all other Indebtedness owing to the Agent in respect of such Indebtedness to each Lender on or before June 30, 2008.”
(b)	The definition of “Revolving Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Revolving Loan Termination Date” means June 30, 2008.”

(c)	The definition of “Term Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Term Loan Termination Date” means June 30, 2008.”

(d)	The definition of “U.S. Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““U.S. Term Loan Termination Date” means June 30, 2008.”

(e)	Any formatting, cross-referencing or other changes that are required to be made in the Credit Agreement as a result of the amendments in this Sixth Amending Agreement are hereby agreed to be made and the Credit Agreement, as amended by this Sixth Amending Agreement, shall be read as if such changes have been made.
4.	Waiver. Subject to completion of the deliveries set out in Section 6 below, the Agent and Lenders hereby waive compliance with Section 14.2(a) of the Credit Agreement for the period ending March 31, 2008.

5.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement, or otherwise, continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.

6.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items, and this Sixth Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this Sixth Amending Agreement;

(b)	a certificate of status in respect of the Borrower and each Material Subsidiary dated as of the Amendment Date;

(c)	payment of an amendment fee of $50,000 and all other fees and expenses payable to CIBC and the Lenders under the Credit Agreement; and

(d)	such other documents as the Agent may reasonably request on behalf of the Lenders.
7.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Amendment Date and after giving effect to the waivers and amendments contained herein, each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

8.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this Sixth Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.

9.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this Sixth Amending Agreement.

10.	Expenses. The Borrower will be liable for all expenses of CIBC including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this Sixth Amending Agreement (whether or not consummated) by CIBC.

11.	Counterparts. This Sixth Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this Sixth Amending Agreement by signing any counterpart.
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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Randall N. Paulfus	Per:	/s/ Ian MacInnis

Name:	Randall N. Paulfus	Name:	Ian MacInnis
Title:	Chief Financial Officer	Title:	Authorized Signatory

Per:	/s/ Stephen Giordanella	Per:	/s/ Sean Hynes

Name:	Stephen Giordanella	Name:	Sean Hynes
Title:	Chief Executive Officer	Title:	Director, Commercial Banking

     THIS SIXTH AMENDING AGREEMENT is consented to by each of the Material Subsidiaries of the Borrower, as guarantors, who confirm that each of their respective guarantees continue to support the obligations of the Borrower under the Credit Agreement, as amended by this Sixth Amending Agreement, as duly indicated below.
     EFFECTIVE as of the date and year first noted above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By:	/s/ Randall N. Paulfus	By:	/s/ Randall N. Paulfus

Name:	Randall N. Paulfus	Name:	Randall N. Paulfus
Title:	Chief Financial Officer	Title:	Chief Financial Officer

By:	/s/ Stephen Giordanella	By:	/s/ Stephen Giordanella

Name:	Stephen Giordanella	Name:	Stephen Giordanella
Title:	Chief Executive Officer	Title:	Chief Executive Officer

PROTECTIVE PRODUCTS INTERNATIONAL CORP.

By:	/s/ Randall N. Paulfus

Name:	Randall N. Paulfus
Title:	Chief Financial Officer

By:	/s/ Stephen Giordanella

Name:	Stephen Giordanella
Title:	President